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                                                                   Exhibit 23.3



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated August 25, 2005, accompanying the consolidated financial statements of Resource Capital Corp. and Subsidiaries as of June 30, 2005 contained in the Registration Statement (No. 333-126517) and Prospectus on Form S-11. We consent to the use of the aforementioned report in this Amendment No. 7 to Resistration Statement and Prospectus of Resource Capital Corp. on Form S-11, and to the use of our name as it appears under the caption "Experts."



/s/ GRANT THORNTON LLP

New York, New York

January 24, 2006